EXHIBIT 23.3
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               [Letterhead of Ehrenkrantz Sterling & Co. L.L.C.]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-3 of Teva Pharmaceutical Industries Limited and Teva Pharmaceutical Finance B.V. of our report dated January 17, 2001, with respect to the financial statements of Plantex-USA, Inc. for the year ended December 31, 2000 (which are not separately included in Teva Pharmaceutical Industries Ltd.'s Annual Report), included in Teva Pharmaceutical Industries Limited Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Ehrenkrantz Sterling & Co. L.L.C.

Livingston, New Jersey
March 17, 2003